Exhibit 12    Computation of Ratios
- ----------    ---------------------

     The computations of the coverage of fixed charges, excluding the cumulative effect of the 1992 accounting change, before income taxes, and the coverage of combined fixed charges and preferred dividends for each of the years 1993 through 1989 on the basis of parent company operations only, are as follows.


                                                         For the
Year Ended December 31,

- -----------------------------------------------------
                                                 1993       1992
    1991       1990       1989
                                              ---------  ---------
- ---------  ---------  ---------

(Thousands of Dollars)
Net income before cumulative effect
  of accounting change                        $216,478   $172,599
 $186,813   $165,199   $183,487
Taxes based on income                          107,223     76,965
   80,988     70,962     92,593
                                              --------   --------
 --------   --------   --------

Income before taxes and cumulative effect
  of accounting change                         323,701    249,564
  267,801    236,161    276,080
                                              --------   --------
 --------   --------   --------

Fixed charges:
  Interest charges                             141,393    138,097
  138,512    127,386    113,305
  Interest factor in rentals                     5,859      6,140
    5,690      4,237      4,338
                                              --------   --------
 --------   --------   --------

Total fixed charges                            147,252    144,237
  144,202    131,623    117,643
                                              --------   --------
 --------   --------   --------

Income before income taxes, cumulative
  effect of accounting change and
  fixed charges                               $470,953   $393,801
 $412,003   $367,784   $393,723
                                              ========   ========
 ========   ========   ========


Coverage of fixed charges                         3.20       2.73
     2.86       2.79       3.35
                                                  ====       ====
     ====       ====       ====


Preferred dividend requirements                $16,255    $14,392
  $12,298    $10,598     $9,235
                                              --------   --------
 --------   --------   --------


Ratio of pre-tax income to net income             1.50       1.45
     1.43       1.43       1.50
                                                  ----       ----
     ----       ----       ----

Preferred dividend factor                      $24,383    $20,868
  $17,586    $15,155    $13,853
                                              --------   --------
 --------   --------   --------

Total fixed charges and preferred dividends   $171,635   $165,105
 $161,788   $146,778   $131,496
                                              ========   ========
 ========   ========   ========

Coverage of combined fixed charges
  and preferred dividends                         2.74       2.39
     2.55       2.51       2.99
                                                  ====       ====
     ====       ====       ====



Exhibit 12    Computation of Ratios
- ----------    ---------------------

     The computations of the coverage of fixed charges, excluding the cumulative effect of the 1992 accounting change, before income taxes, and the coverage of combined fixed charges and preferred dividends for each of the years 1993 through 1989 on a fully consolidated basis are as follows.



                                                         For the
Year Ended December 31,

- -----------------------------------------------------
                                                 1993       1992
    1991       1990       1989
                                              ---------  ---------
- ---------  ---------  ---------

(Thousands of Dollars)
Net income before cumulative effect
  of accounting change                        $241,579   $200,760
 $210,164   $170,234   $214,587
Taxes based on income                           62,145     79,481
   80,737     63,360     99,766
                                              --------   --------
 --------   --------   --------

Income before taxes and cumulative effect
  of accounting change                         303,724    280,241
  290,901    233,594    314,353
                                              --------   --------
 --------   --------   --------

Fixed charges:
  Interest charges                             221,312    226,453
  225,323    199,469    165,709
  Interest factor in rentals                     9,257      6,599
    6,080      4,559      4,705
                                              --------   --------
 --------   --------   --------

Total fixed charges                            230,569    233,052
  231,403    204,028    170,414
                                              --------   --------
 --------   --------   --------

Nonutility subsidiary capitalized interest      (2,059)    (2,200)
  (6,542)         -          -
                                              --------   --------
 --------   --------   --------

Income before income taxes, cumulative
  effect of accounting change and
  fixed charges                               $532,234   $511,093
 $515,762   $437,622   $484,767
                                              ========   ========
 ========   ========   ========


Coverage of fixed charges                         2.31       2.19
     2.23       2.14       2.84
                                                  ====       ====
     ====       ====       ====


Preferred dividend requirements                $16,255    $14,392
  $12,298    $10,598     $9,235
                                              --------   --------
 --------   --------   --------


Ratio of pre-tax income to net income             1.26       1.40
     1.38       1.37       1.46
                                                  ----       ----
     ----       ----       ----

Preferred dividend factor                      $20,481    $20,149
  $16,971    $14,519    $13,483
                                              --------   --------
 --------   --------   --------

Total fixed charges and preferred dividends   $251,050   $253,201
 $248,374   $218,547   $183,897
                                              ========   ========
 ========   ========   ========
Coverage of combined fixed charges
  and preferred dividends                         2.12       2.02
     2.08       2.00       2.64
                                                  ====       ====
     ====       ====       ====

